Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FIRST QUARTER 2026 RESULTS

Lake Forest, IL, April 22, 2026 – Packaging Corporation of America (NYSE: PKG) today reported first quarter 2026 net income of $171 million, or $1.91 per share, and net income of $215 million, or $2.40 per share, excluding special items. First quarter net sales were $2.4 billion in 2026 and $2.1 billion in 2025.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	March 31,
	2026	2025	Change
Reported Diluted EPS	$1.91	$2.26	$(0.35)
Special Items Expense (1)	0.49	0.05	0.44
Diluted EPS excluding Special Items (2)	$2.40	$2.31	$0.09

(1) For descriptions and amounts of our special items, see the schedules with this release.

(2) Diluted EPS excluding Special Items is a non-GAAP financial measure. For information regarding our use of non-GAAP financial measures and descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the first quarter of 2026 include special items primarily for restructuring of the Wallula, WA containerboard mill, acquisition and integration-related costs and closure costs related to corrugated products facilities.

Excluding special items, the $.09 per share increase in first quarter 2026 earnings compared to the first quarter of 2025 was driven primarily by favorable prices and mix in the legacy packaging business $.17, lower fiber cost in the legacy packaging business $.11, lower maintenance outage expenses $.09, lower labor and operating costs in the legacy packaging business $.08, favorable price and mix in the paper segment $.02, favorable volume in the paper segment $.01, lower tax rate $.01 and lower share count $.01. These items were partially offset by higher freight costs ($.13), lower production and sales volume in the legacy packaging business ($.11), higher depreciation expense in the legacy packaging business ($.05), higher labor and operating costs in the paper segment ($.03) and higher corporate and other expenses ($.03). The acquired Greif operations generated a loss of ($.06) during the quarter.

Excluding special items, earnings were $.20 above first quarter guidance of $2.20 per share primarily due to favorable volume and mix in the legacy packaging segment, favorable labor and operating costs, and a lower tax rate. These items were partially offset by higher freight costs and lower than expected earnings from the acquired Greif operations due to lower volume and higher costs from the January winter storm and unfavorable mix, freight and recycled fiber costs.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	March 31,
	2026	2025
Segment operating income (loss)
Packaging	$260.3	$278.1
Paper	32.9	35.6
Corporate and Other	(41.9)	(33.4)
	$251.3	$280.3

Segment operating income (loss) excluding special items (1)
Packaging	$316.5	$284.0
Paper	32.9	35.6
Corporate and Other	(38.5)	(33.4)
	$310.9	$286.2

EBITDA excluding special items (1)
Packaging	$481.8	$409.3
Paper	37.7	40.2
Corporate and Other	(34.0)	(28.4)
	$485.5	$421.1

(1) Segment operating income (loss) excluding special items and EBITDA excluding special items are non-GAAP financial measures. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

In the legacy packaging business, total corrugated products shipments were up 1.2% and shipments per day were up 2.8% compared to the first quarter of 2025, with one fewer shipping day in 2026. Including the acquired Greif business, total corrugated products shipments were up 19.9% and shipments per day were up 21.8% compared to the first quarter of 2025. Containerboard production was 1,398,000 tons, and containerboard inventory was down 39,000 tons compared to the fourth quarter of 2025 and up 48,000 tons compared to the first quarter of 2025, primarily due to the acquisition. In the Paper segment, sales volume was up 2.7% from the first quarter of 2025.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “We achieved a first quarter record in shipments per day in our legacy corrugated operations. We saw continued demand improvement which, together with improved mix, drove our strong earnings performance for the quarter. Our containerboard mills performed exceptionally well both in terms of production and efficiency, which helped us mitigate the effects of higher freight, recycled fiber and other input costs as well as the weather challenges we faced earlier in the quarter. We continued to make good progress on the integration of our acquired Greif business, and significantly reduced inventories on hand at the corrugated operations. With strong demand and second quarter maintenance outages at five of our containerboard mills, we will need to continue to run the mill system at full capacity to support our containerboard needs. Our Paper segment exceeded our expectations on sales volume and we began to implement our previously announced price increases, driving high margins and profitability. I am very proud of the performance of our people across the entire business, achieving commercial and operating success that is evident in our results.”

Mr. Kowlzan added, “Looking ahead as we move from the first quarter into the second quarter, we expect demand in the Packaging segment to remain strong and corrugated volume to increase with one more shipping day and some seasonal improvement. Prices for containerboard and corrugated products will move higher with the implementation of our previously announced price increases and improved corrugated mix. Packaging mill production will be slightly higher with one more operating day and production improvements at some of the mills more than offsetting the impact of maintenance outages. Mill maintenance outage expenses will be higher. We expect flat volume and higher prices in the Paper segment as we continue to operate at full capacity and implement our previously announced paper price increases. Costs for freight, fiber and chemicals will be up due to higher prices and energy costs are expected to be seasonally lower. The sequential improvement in expenses for wages and benefits that we normally experience from first quarter to second quarter will be less than in past years due to higher expected stock compensation expenses and benefits costs in the second quarter. Finally, our tax rate will be higher due to the tax-related benefit of share-based compensation awards that vested in the first quarter. Considering these items, we expect second quarter earnings of $2.33 per share, excluding special items.”

We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently expect to incur costs related to the Wallula mill restructuring, acquisition and integration related costs for our recent acquisitions and charges related to closures of corrugated products facilities during the second quarter; however, additional special items may arise due to second quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates ten mills and 91 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2025, and in subsequent quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 1st Quarter 2026 Earnings Conference Call
Conference ID: Packaging Corporation of America

WHEN:	Thursday, April 23, 2026 at 9:00am Eastern Time

PRE-REGISTRATION:	https://dpregister.com/sreg/10205353/102faf6c869
OR
CALL-IN NUMBER:	(833) 816-1102 (U.S.); (866) 605-3852 (Canada) or (412) 317-0684 (International)
Dial in by 8:45am Eastern Time

WEBCAST INFO:	www.packagingcorp.com

REBROADCAST DATES:	April 23, 2026 through May 7, 2026

REBROADCAST NUMBERS:	(855) 669-9658 (U.S. and Canada); (412) 317-0088 (International)
Passcode: 6558573

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended
	March 31,
	2026		2025
Net sales	$2,367.8		$2,141.0
Cost of sales	(1,914.9)	(1)	(1,686.3)	(2)
Gross profit	452.9		454.7
Selling, general, and administrative expenses	(180.3)		(161.4)
Other expense, net	(21.3)	(1)	(13.0)	(2)
Income from operations	251.3		280.3
Non-operating pension income	1.1		—
Interest expense, net	(32.6)		(12.9)
Income before taxes	219.8		267.4
Provision for income taxes	(48.9)		(63.6)
Net income	$170.9		$203.8

Earnings per share:
Basic	$1.92		$2.27
Diluted	$1.91		$2.26

Computation of diluted earnings per share under the two class method:
Net income	$170.9	$203.8
Less: Distributed and undistributed income available to participating securities	(1.1)	(1.4)
Net income attributable to PCA shareholders	$169.8	$202.4
Diluted weighted average shares outstanding	89.1	89.6
Diluted earnings per share	$1.91	$2.26

Supplemental financial information:
Capital spending	$164.7	$148.1
Cash, cash equivalents, and marketable debt securities	$615.5	$914.4

(1)
The three months ended March 31, 2026 include the following:

a.
$53.3 million of charges related to the announced discontinuation of the No. 2 machine and kraft pulping facilities at the Wallula, Washington containerboard mill. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$3.4 million of charges for acquisition and integration costs related to recent acquisitions. The costs were recorded in “Other expense, net.”

c.
$2.9 million of charges consisting of closure costs related to corrugated products facilities. The costs were recorded in “Other expense, net.”
(2)
The three months ended March 31, 2025 include $5.9 million of charges consisting of closure costs related to corrugated products facilities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended
	March 31,
	2026	2025
Segment sales
Packaging	$2,188.6	$1,970.3
Paper	159.9	154.2
Corporate and Other	19.3	16.5
	$2,367.8	$2,141.0

Segment operating income (loss)
Packaging	$260.3	$278.1
Paper	32.9	35.6
Corporate and Other	(41.9)	(33.4)
Income from operations	251.3	280.3
Non-operating pension income	1.1	—
Interest expense, net	(32.6)	(12.9)
Income before taxes	$219.8	$267.4

Segment operating income (loss) excluding special items (1)
Packaging	$316.5	$284.0
Paper	32.9	35.6
Corporate and Other	(38.5)	(33.4)
	$310.9	$286.2

EBITDA excluding special items (1)
Packaging	$481.8	$409.3
Paper	37.7	40.2
Corporate and Other	(34.0)	(28.4)
	$485.5	$421.1

____________

(1)
Income (loss) from operations excluding special items, segment operating income (loss) excluding special items, earnings before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), segment EBITDA, EBITDA excluding special items, and segment EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended
	March 31,
	2026	2025
Packaging
Segment operating income	$260.3	$278.1
Facilities closure and other costs	2.9	5.9
Wallula mill restructuring	53.3	—
Segment operating income excluding special items (1)	$316.5	$284.0

Paper
Segment operating income	$32.9	$35.6
Segment operating income excluding special items (1)	$32.9	$35.6

Corporate and Other
Segment operating loss	$(41.9)	$(33.4)
Acquisition and integration-related costs	3.4	—
Segment operating loss excluding special items (1)	$(38.5)	$(33.4)

Income from operations	$251.3	$280.3

Income from operations, excluding special items (1)	$310.9	$286.2

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income Excluding Special Items and EPS Excluding Special Items (1)

	Three Months Ended
	March 31,
	2026				2025
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported in accordance with GAAP	$219.8	$(48.9)	$170.9	$1.91	$267.4	$(63.6)	$203.8	$2.26
Special items (2):
Facilities closure and other costs	2.9	(0.7)	2.2	0.02	5.9	(1.5)	4.4	0.05
Wallula mill restructuring	53.3	(13.7)	39.6	0.44	—	—	—	—
Acquisition and integration-related costs	3.4	(0.9)	2.5	0.03	—	—	—	—
Total special items	59.6	(15.3)	44.3	0.49	5.9	(1.5)	4.4	0.05
Excluding special items	$279.4	$(64.2)	$215.2	$2.40	$273.3	$(65.1)	$208.2	$2.31

____________

(1)
Net income excluding special items and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.
(2)
Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended
	March 31,
	2026	2025
Net income	$170.9	$203.8
Non-operating pension income	(1.1)	—
Interest expense, net	32.6	12.9
Provision for income taxes	48.9	63.6
Depreciation, amortization, and depletion	225.2	138.0
EBITDA (1)	$476.5	$418.3
Special items:
Facilities closure and other costs	2.9	2.8
Acquisition and integration-related costs	3.4	—
Wallula mill restructuring	2.7	—
EBITDA excluding special items (1)	$485.5	$421.1

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment operating income (loss) to segment EBITDA and segment EBITDA excluding special items:

	Three Months Ended
	March 31,
	2026	2025
Packaging
Segment operating income	$260.3	$278.1
Depreciation, amortization, and depletion	215.9	128.4
EBITDA (1)	476.2	406.5
Facilities closure and other costs	2.9	2.8
Wallula mill restructuring	2.7	—
EBITDA excluding special items (1)	$481.8	$409.3

Paper
Segment operating income	$32.9	$35.6
Depreciation, amortization, and depletion	4.8	4.6
EBITDA (1)	37.7	40.2
EBITDA excluding special items (1)	$37.7	$40.2

Corporate and Other
Segment operating loss	$(41.9)	$(33.4)
Depreciation, amortization, and depletion	4.5	5.0
EBITDA (1)	(37.4)	(28.4)
Acquisition and integration-related costs	3.4	—
EBITDA excluding special items (1)	$(34.0)	$(28.4)

EBITDA excluding special items (1)	$485.5	$421.1

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.